Exhibit 99.1

                Actuant Announces 28% Increase in First
  Quarter Diluted EPS Prior to Special Charges, Management Promotion

   MILWAUKEE--(BUSINESS WIRE)--Dec. 17, 2003--Actuant Corporation (NYSE:ATU) today announced results for its first quarter ended November 30, 2003. First quarter sales increased approximately 13% to $166.6 million compared to $147.9 million in the prior year. Current year results included those from Kwikee Products ("Kwikee"), which was acquired on September 3, 2003. Excluding the one-time impact of the Kwikee acquisition and foreign currency rate changes, first quarter sales increased approximately 1% over the comparable prior year period. First quarter fiscal 2004 net income and diluted earnings per share ("EPS") were $0.3 million and $0.01, respectively, including a charge resulting from the repurchase of a portion of the Company's 13% Senior Subordinated Notes (the "13% Notes"). This compares to net income and EPS of $1.9 million and $0.08, respectively, for the first quarter of fiscal 2003. The previously disclosed special charge recorded in the first quarter of fiscal 2004 totaled $15.1 million, $9.8 million after tax, or $0.40 per diluted share, attributable to the early extinguishment of approximately $49 million of the 13% Notes. Fiscal 2003 results include a $2.0 million charge, $1.3 million after tax, or $0.05 per diluted share, resulting from the repurchase of 13% Notes and a $7.3 million charge, $4.7 million after tax, or $0.19 per diluted share for litigation matters associated with divested businesses. Excluding these special charges, first quarter fiscal 2004 EPS grew 28% to $0.41 from $0.32 in the prior year.
   Commenting on the results, Robert C. Arzbaecher, President and CEO of Actuant stated, "We are pleased with the 28% increase in first quarter EPS before special charges. Results exceeded our expectations due in part to the weaker U.S. dollar, and solid execution of acquisition integration and cost reduction programs."
   Arzbaecher continued, "We saw slight improvement in economic conditions during the quarter, most noticeably in our consumer-oriented businesses including the North American electrical retail do-it-yourself ("DIY") and recreational vehicle markets. Automotive convertible top system sales increased 36% in the quarter, reflecting the continued production increase in new models. From an acquisition integration standpoint, things have progressed well both at Kwikee and Kopp. Both businesses are expected to deliver solid earnings improvements.
   "We believe the execution of our business model, combining bolt-on acquisitions with core organic growth, will continue to generate above average returns to our shareholders. Actuant's new 2% Convertible Bonds provide a favorable foundation for our capital structure for the future. Similarly, Actuant's management team has been undergoing realignment over the last year to support our business model. As part of that process, I am pleased to announce that Bill Blackmore has been promoted to global leader of the Engineered Solutions segment. In this expanded role, Bill will be in charge of our global efforts in the automotive, RV, truck, medical and other OEM actuation markets. Bill has demonstrated solid leadership in the Engineered Solutions Americas role over the last eighteen months, and I am confident he will do more of the same in the expanded role."
   Actuant's first quarter EBITDA (earnings before interest, income taxes, depreciation, amortization and minority interest deduction), before special charges, was $24.2 million, or 12% higher than the $21.6 million last year. EBITDA is a key financial metric of the Company and its investors in measuring performance prior to capitalization and income tax changes. (See attached supplemental schedule for calculation).
   Fiscal 2004 first quarter Tools & Supplies segment sales were $96.3 million, a 5% increase over last year. Excluding the impact of the weaker U.S. dollar, segment sales declined approximately 3%. Engineered Solutions segment sales increased 26% over the prior year to $70.2 million due to higher automotive sales, the weaker U.S. dollar and the Kwikee acquisition. Excluding the one-time impact of the Kwikee acquisition and foreign currency rate changes, segment sales grew 6%.
   Total debt at November 30, 2003 was approximately $254 million.
Net debt (total debt less approximately $33 million of cash) was $221 million, compared to $165 million at the beginning of the quarter. The increase was primarily attributable to acquisitions, premiums paid to repurchase 13% Notes, seasonal working capital growth, semi-annual interest payments and income tax payments. The Company had no borrowings outstanding under its $100 million revolver at November 30, 2003.
   Commenting on the business outlook, Arzbaecher said, "We are off to a strong start in fiscal 2004. The Kwikee acquisition and capitalization changes in the first quarter, as well as the weaker U.S. dollar and improving economy, provide us with the opportunity to generate full year diluted EPS excluding debt buyback costs near the high end of the $1.60-$1.75 range we previously endorsed. However, given the uncertainty of the speed and breadth of the economic recovery, and foreign currency rate volatility, we are maintaining our prior sales and earnings guidance and will reassess it after the end of second quarter. Second quarter sales should be in the $155-$160 million range, and diluted earnings per share in the $0.32-$0.35 per share range. We continue to be optimistic about Actuant's growth prospects in fiscal 2004 and beyond."

   Safe Harbor Statement

   Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact on the economy of terrorist attacks and other geopolitical activity, continued market acceptance of the Company's new product introductions, the successful integration of business unit acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

   Actuant, headquartered in Milwaukee, Wisconsin, is a diversified industrial company with operations in more than 20 countries. The Actuant businesses are leading companies in highly engineered position and motion control systems and branded tools. Products are offered under such established brand names as Enerpac, Gardner Bender, Kopp, Kwikee, Milwaukee Cylinder, Nielsen Sessions, Power-Packer, and Power Gear.

   The Company will be conducting an investor conference call at 11:00 EST today to discuss first quarter results. For further information on Actuant and its business units, including instructions on how to participate in today's conference call, visit the Company's website at www.actuant.com.

                          Actuant Corporation
                      Consolidated Balance Sheets
                        (Dollars in thousands)

                                              November 30,  August 31,
                                                 2003         2003
                                              ------------------------
ASSETS
Current assets
  Cash and cash equivalents                       $32,692      $4,593
  Accounts receivable, net                         99,048      81,825
  Inventories, net                                 74,666      67,640
  Deferred income taxes                            15,334      14,727
  Other current assets                              4,516       3,977
                                              ------------------------
    Total Current Assets                          226,256     172,762

Property, plant and equipment, net                 63,555      59,197
Goodwill                                          121,530     101,680
Other intangible assets, net                       21,985      19,521
Other long-term assets                             11,968       8,493
                                              ------------------------

    Total Assets                                 $445,294    $361,653
                                              ========================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                              $516      $1,224
  Trade accounts payable                           56,130      53,045
  Accrued compensation and benefits                17,419      16,773
  Income taxes payable                             15,794      21,444
  Current maturities of long-term debt              7,696       8,918
  Other current liabilities                        39,032      40,753
                                              ------------------------
    Total Current Liabilities                     136,587     142,157

Long-term debt, less current maturities           245,651     159,692
Deferred income taxes                               9,444       8,841
Pension and postretirement benefit accruals        30,618      29,430
Other long-term liabilities                        29,743      29,042

Minority interest in net equity of
 consolidated affiliates                              160       4,117

Shareholders' equity
  Capital stock                                     4,714       4,702
  Additional paid-in capital                     (522,239)   (522,627)
  Accumulated other comprehensive income
   (loss)                                         (17,799)    (21,823)
  Stock held in trust                                (676)       (636)
  Deferred compensation liability                     676         636
  Retained earnings                               528,415     528,122
                                              ------------------------
    Total Shareholders' Deficit                    (6,909)    (11,626)
                                              ------------------------

Total Liabilities and Shareholders' Equity       $445,294    $361,653
                                              ========================


Actuant Corporation
Consolidated Statements of Earnings
(In thousands except per share amounts)

                                                 Three Months Ended
                                                    November 30,
                                              ------------------------
                                                   2003        2002
                                              ------------------------

Net Sales                                        $166,584    $147,858
Cost of Products Sold                             111,966     101,956
                                              ------------------------
  Gross Profit                                     54,618      45,902

Selling, Administrative and Engineering
 Expenses                                          33,349      27,087
Amortization of Intangible Assets                     547         627
                                              ------------------------
  Operating Profit                                 20,722      18,188

Net Financing Costs                                 4,391       5,662
Charge for Early Extinguishment of Debt            15,069       1,974
Litigation Charge associated with Divested
 Businesses                                             -       7,300
Other (Income) Expense, net                           453         246
                                              ------------------------
  Earnings from Continuing Operations Before
   Income
  Taxes and Minority Interest                         809       3,006

Income Tax Expense                                    283       1,067
Minority Interest, net of Income Taxes                233          83
                                              ------------------------

Net Earnings                                         $293      $1,856
                                              ========================

Earnings per Share
    Basic                                           $0.01       $0.08
    Diluted                                          0.01        0.08

Weighted Average Common Shares Outstanding
    Basic                                          23,539      23,206
    Diluted                                        24,727      24,396


                          ACTUANT CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)
                              (Unaudited)

                                                Three Months Ended
                                                    November 30,
                                              ------------------------
                                                  2003        2002
                                              -----------  -----------
Operating Activities
----------------------------------------------
Net earnings                                        $293       $1,856
Adjustments to reconcile net earnings to net
 cash (used in) provided by operating
 activities:
  Depreciation and amortization                    3,934        3,689
  Amortization of debt discount and debt
   issuance costs                                    374          377
  Write-off of debt discount and debt issuance
   costs in conjunction        with early
   extinguishment of debt                          1,385          317
  Provision for deferred income taxes                820          366
  Loss on disposal of assets                          70           25
  Changes in operating assets and liabilities,
   excluding the effects of the business
   acquisitions:
      Accounts receivable                         (8,355)      (6,381)
      Inventories                                 (2,413)       1,915
      Prepaid expenses and other assets             (326)       1,978
      Trade accounts payable                        (136)      (2,621)
      Accrued interest.                           (4,056)      (4,117)
      Income taxes payable.                       (5,835)      (2,564)
      Other accrued liabilities                      625        9,148
                                              -----------  -----------
    Net cash (used in) provided by operating
     activities (a)                              (13,620)       3,988

Investing Activities
----------------------------------------------
Proceeds from sale of property, plant and
 equipment                                            --            4
Capital expenditures                              (2,885)      (3,392)
Cash paid for business acquisitions, net of
 cash acquired                                   (33,197)      (8,730)
                                              -----------  -----------
    Net cash used in investing activities        (36,082)     (12,118)

Financing Activities
----------------------------------------------
Partial redemption of 13% senior subordinated
 notes                                           (49,354)      (9,425)
Net proceeds from convertible debt offering      145,216           --
Net principal borrowings (payments) on other
 debt                                            (18,586)      18,010
Stock option exercises and other                     358          298
                                              -----------  -----------
    Net cash provided by financing activities     77,634        8,883

Effect of exchange rate changes on cash              167            3
                                              -----------  -----------

Net increase in cash and cash equivalents         28,099          756

Cash and cash equivalents - beginning of
 period                                            4,593        3,043
                                              -----------  -----------

Cash and cash equivalents - end of period        $32,692       $3,799
                                              ===========  ===========

(a) Includes cash paid in excess of face value on 13% senior subordinated note redemptions of $13.7 million and $1.7 million for the three months ended November 30, 2003 and 2002, respectively.


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(US dollars, in thousands)

                                          FISCAL 2003
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
 TOOLS & SUPPLIES
  SEGMENT                 $92,014  $90,651  $91,386  $92,433 $366,484
 ENGINEERED SOLUTIONS
  SEGMENT                  55,844   51,448   55,803   55,814  218,909
                         ---------------------------------------------
   TOTAL REPORTED
    SALES                $147,858 $142,099 $147,189 $148,247 $585,393
                         =============================================

% SALES GROWTH
 TOOLS & SUPPLIES
  SEGMENT                    43.6%    45.4%    39.0%    37.2%    41.2%
 ENGINEERED SOLUTIONS
  SEGMENT                    13.8%    11.6%     2.8%     3.3%     7.6%
   TOTAL REPORTED
    SALES                    30.7%    31.0%    22.6%    22.1%    26.4%

OPERATING PROFIT
 TOOLS & SUPPLIES
  SEGMENT                 $12,818  $12,224  $13,702  $13,417  $52,161
 ENGINEERED SOLUTIONS
  SEGMENT                   6,616    5,760    7,648    7,571   27,595
 CORPORATE /
  GENERAL                  (1,246)  (1,955)  (1,957)  (1,813)  (6,971)
                         ---------------------------------------------
   TOTAL REPORTED
    RESULTS               $18,188  $16,029  $19,393  $19,175  $72,785
                         =============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES
  SEGMENT                    13.9%    13.5%    15.0%    14.5%    14.2%
 ENGINEERED SOLUTIONS
  SEGMENT                    11.8%    11.2%    13.7%    13.6%    12.6%
   TOTAL (INCL. CORPORATE)   12.3%    11.3%    13.2%    12.9%    12.4%

EBITDA (1)
 TOOLS & SUPPLIES
  SEGMENT                 $15,126  $14,454  $16,829  $15,746  $62,155
 ENGINEERED SOLUTIONS
  SEGMENT                   7,666    7,501    8,739    8,947   32,853
 CORPORATE /
  GENERAL (2)              (1,161)  (1,354)  (2,028)    (375)  (4,918)
                         ---------------------------------------------
   TOTAL RECURRING
    EBITDA                 21,631   20,601   23,540   24,318   90,090
 OTHER ITEMS (3)           (9,274)       -      798        -   (8,476)
                         ---------------------------------------------
   TOTAL                  $12,357  $20,601  $24,338  $24,318  $81,614
                         =============================================

EBITDA %
 TOOLS & SUPPLIES
  SEGMENT                    16.4%    15.9%    18.4%    17.0%    17.0%
 ENGINEERED SOLUTIONS
  SEGMENT                    13.7%    14.6%    15.7%    16.0%    15.0%
   TOTAL RECURRING (INCL.
     CORPORATE)              14.6%    14.5%    16.0%    16.4%    15.4%

OTHER FINANCIAL DATA
 DEPRECIATION &
  AMORTIZATION
 TOOLS & SUPPLIES
  SEGMENT                  $2,413   $2,433   $2,137   $2,380   $9,363
 ENGINEERED
  SOLUTIONS SEGMENT         1,133    1,237    1,321    1,367    5,058
 CORPORATE / GENERAL          143      150      174      179      646
                         ---------------------------------------------
   TOTAL DEPRECIATION &
    AMORTIZATION           $3,689   $3,820   $3,632   $3,926  $15,067
                         =============================================

 OTHER INCOME
  (EXPENSE)
 TOOLS & SUPPLIES
  SEGMENT                   $(105)   $(203)    $990     $(51)    $631
 ENGINEERED SOLUTIONS
  SEGMENT                     (83)     504     (230)       9      200
 CORPORATE / GENERAL          (58)     451     (245)   1,259    1,407
                         ---------------------------------------------
   TOTAL REPORTED
    RESULTS                 $(246)    $752     $515   $1,217   $2,238
                         =============================================

 LEVERAGE
 NET DEBT (4)                $204     $192     $185     $165
 LEVERAGE RATIO (5)           2.4      2.2      2.1      1.8


                                          FISCAL 2004
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
 TOOLS & SUPPLIES SEGMENT $96,335                             $96,335
 ENGINEERED SOLUTIONS
  SEGMENT                  70,249                              70,249
                         ---------------------------------------------
   TOTAL REPORTED SALES  $166,584       $-       $-       $- $166,584
                         =============================================

% SALES GROWTH
 TOOLS & SUPPLIES SEGMENT     4.7%                                4.7%
 ENGINEERED SOLUTIONS
  SEGMENT                    25.8%                               25.8%
   TOTAL REPORTED SALES      12.7%                               12.7%

OPERATING PROFIT
 TOOLS & SUPPLIES SEGMENT $14,361                             $14,361
 ENGINEERED SOLUTIONS
  SEGMENT                   8,775                               8,775
 CORPORATE / GENERAL       (2,414)                             (2,414)
                         ---------------------------------------------
   TOTAL REPORTED RESULTS $20,722       $-       $-       $-  $20,722
                         =============================================

OPERATING PROFIT %
 TOOLS & SUPPLIES SEGMENT    14.9%                               14.9%
 ENGINEERED SOLUTIONS
  SEGMENT                    12.5%                               12.5%
   TOTAL (INCL.
    CORPORATE)               12.4%                               12.4%

EBITDA (1)
 TOOLS & SUPPLIES SEGMENT $16,668                             $16,668
 ENGINEERED SOLUTIONS
  SEGMENT                   9,921                               9,921
 CORPORATE / GENERAL (2)   (2,386)                             (2,386)
                         ---------------------------------------------
   TOTAL RECURRING EBITDA  24,203        -        -        -   24,203
 OTHER ITEMS (3)          (15,069)                            (15,069)
                         ---------------------------------------------
   TOTAL                   $9,134       $-       $-       $-   $9,134
                         =============================================

EBITDA %
 TOOLS & SUPPLIES SEGMENT    17.3%                               17.3%
 ENGINEERED SOLUTIONS
  SEGMENT                    14.1%                               14.1%
   TOTAL RECURRING (INCL.
     CORPORATE)              14.5%                               14.5%

OTHER FINANCIAL DATA
 DEPRECIATION &
  AMORTIZATION
 TOOLS & SUPPLIES SEGMENT  $2,083                              $2,083
 ENGINEERED SOLUTIONS
  SEGMENT                   1,666                               1,666
 CORPORATE / GENERAL          185                                 185
                         ---------------------------------------------
   TOTAL DEPRECIATION &
    AMORTIZATION           $3,934       $-       $-       $-   $3,934
                         =============================================

 OTHER INCOME (EXPENSE)
 TOOLS & SUPPLIES SEGMENT    $224                                $224
 ENGINEERED SOLUTIONS
  SEGMENT                    (520)                               (520)
 CORPORATE / GENERAL         (157)                               (157)
                         ---------------------------------------------
   TOTAL REPORTED RESULTS   $(453)      $-       $-       $-    $(453)
                         =============================================

 LEVERAGE
 NET DEBT (4)                $221
 LEVERAGE RATIO (5)           2.4        -        -        -

(1) Segment EBITDA = segment operating profit + segment depreciation & amortization + segment other income (expense)
(2) Corporate / general EBITDA in the fourth quarter of fiscal 2003 includes a $1.2 million foreign currency gain recognized upon substantial liquidation of a Mexican subsidiary.
(3) First quarter 2003 other items include a $2.0 million charge related to the early redemption of debt and a $7.3 million charge related to litigation for business units divested prior to the July 31, 2000 spin-off. Third quarter 2003 other items represents an $0.8 million reversal of a portion of the $7.3 million first quarter charge for the favorable settlement of such litigation. First quarter 2004 other items represents charges related to the early redemption of debt.
(4) Net debt = long-term debt + current maturities of long-term debt + short-term borrowings - cash and cash equivalents
(5) Leverage ratio = net debt / trailing four quarters total recurring
    EBITDA

    CONTACT: Actuant Corporation
             Andrew Lampereur, 414-352-4160

    KEYWORD: WISCONSIN
    INDUSTRY KEYWORD: MANUFACTURING CONFERENCE CALLS EARNINGS
    SOURCE: Actuant Corporation